UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 13, 2014, Giga-tronics Incorporated (the “Company”) held a special meeting of shareholders. There were issued and outstanding on December 23, 2013, the record date for the meeting, 5,181,247 shares of Common Stock and an aggregate of 18,534 shares of Convertible Voting Perpetual Preferred Stock eligible to vote. The Convertible Voting Perpetual Preferred Stock, all of which is held by Alara Capital AVI II, LLC, entitles the holder to vote with holders of the Common Stock at the rate of 100 votes per share.

Holders of a total of 4,164,601 (80.38%) shares of Common Stock and 18,534 (100%) shares of Convertible Voting Perpetual Preferred Stock were present at the meeting in person or represented by proxy.

1.	Advisory vote on the Company’s executive compensation program:

Votes For*	Against	Abstain
3,854,948	280,338	29,315

* Total includes 1,853,351 votes represented by 18,533.51 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

2.	Future advisory votes on the Company’s executive compensation program to be held every:

One Year*	Two Years	Three Years	Abstain
2,551,296	129,460	1,397,988	85,857

* Totals include 1,853,351 votes represented by 18,533.51 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The advisory vote will be held every year given the votes listed above.

3.	Amendment to the Company’s 2005 Equity Incentive Plan making an additional available for the grant of awards under the plan:

Votes For*	Against	Abstain
3,416,913	725,588	22,100

* Total includes 1,853,351 votes represented by 18,533.51 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

No other matters were presented for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: February 14, 2014
By: /s/ Steven D. Lance
Steven D. Lance
Vice President, Finance, Chief Financial Officer